UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 7, 2019

Six Flags Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its normal succession planning process, Six Flags Entertainment Corporation (the “Company”) is announcing today that it has commenced a search process, and retained an outside search firm, to locate a successor for James Reid-Anderson, the Company’s Chairman, President and Chief Executive Officer, who has informed the Company of his intention to retire by the end of February 2020. The search process, being led by the Company’s board of directors (the “Board”), will evaluate both internal and external candidates for the position of Chief Executive Officer. While there can be no assurance as to the exact timing or the success of the process, it is the Company’s current intention to be in a position to name a new Chief Executive Officer by February 2020. The Board will also undergo a process to evaluate candidates for Chairman of the Board following Mr. Reid-Anderson’s retirement.

In connection with the succession planning process, on March 7, 2019, the Company and Mr. Reid-Anderson entered into a retirement agreement that becomes effective upon the earlier of: (i) notice from Mr. Reid-Anderson of a retirement date on or after February 28, 2020 and (ii) notice from the Company of the commencement date of an individual to become the next Chief Executive Officer of the Company. The retirement agreement provides for continuation of Mr. Reid-Anderson’s compensation arrangement under his current employment agreement through his retirement date. Under the retirement agreement, if the Company identifies a new Chief Executive Officer before February 28, 2020, Mr. Reid-Anderson will continue to receive his salary through February 28, 2020 and if Mr. Reid-Anderson’s retirement date is before the bonus for calendar year 2019 is paid, any bonus Mr. Reid-Anderson would have received for calendar year 2019 will be paid based on actual Company results and consistent with the manner calculated for other senior executives.  The retirement agreement also provides for vesting of outstanding stock options that would have vested if Mr. Reid-Anderson had remained employed through February 28, 2021, a discretionary bonus for 2020 considering any portion of 2020 he remains as Chief Executive Officer, and provision for benefit continuation. The retirement agreement continues the non-competition, indemnification, confidentiality and proprietary information provisions in Mr. Reid-Anderson’s current employment agreement.
The foregoing description of Mr. Reid-Anderson’s retirement agreement does not purport to be complete and is qualified in its entirety by the text of the retirement agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01                                           Financial Statements and Exhibits.
(d)             Exhibits

10.1    Retirement Agreement, dated as of March 7, 2019, by and between James Reid-Anderson and Six Flags Entertainment Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General Counsel

Date: March 7, 2019